                                                                Exhibit 10(o)(v)


           FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT
                                   (Canada)


This First Amendment to Amended and Restated License Agreement is dated as of June 1, 2000, between RadioShack Corporation (formerly Tandy Corporation) ("RadioShack") and InterTAN Canada Ltd. ("ITC").

WHEREAS, RadioShack and ITC entered into that certain Amended and Restated License Agreement on January 25, 1999 (the "Agreement");

WHEREAS, RadioShack has been requested by ITC to approve a specific form of sublicense of RadioShack-owned intellectual property from ITC to a third party corporation.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. A new provision, designated as paragraph 3A., shall be added to the Agreement immediately following paragraph 3 thereof, and shall be as follows:

"Attached hereto and made a part of this Agreement is a new Addendum A which
                                                            ----------
sets forth the terms and conditions relating specifically to the authorized sublicense from ITC to Chapters Online Inc. regarding certain intellectual property rights owned by RadioShack through one or more affiliated entities."

2. Every reference in the Agreement to Tandy Corporation (or Tandy) shall be deemed to be a reference to RadioShack Corporation (or RadioShack).

3. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to be effective as of the day and year first above written.

                                 RADIOSHACK CORPORATION

                                 By: /s/ Mark C. Hill
                                     ----------------
                                 Title:  Senior Vice President, Corporate
                                 Secretary and General Counsel

                                 INTERTAN CANADA LTD.

                                 By:  /s/ James G. Gingerich
                                      ----------------------
                                 Title:  Vice President

                                                                Exhibit 10(o)(v)
                                   Addendum A

            InterTAN Canada Ltd. Sublicense to Chapters Online Inc.

General Statement
-----------------

ITC has, as of the date hereof, entered into with Chapters Online Inc. ("Chapters") that certain Electronic Commerce Strategic Alliance Agreement (the "ITC/Chapters Agreement").

The ITC/Chapters Agreement contemplates the grant of certain sublicense rights from ITC to Chapters relating to the use of certain intellectual property rights owned by RadioShack (through one or more of its affiliated entities) (the "RadioShack Marks") and licensed from RadioShack to ITC under the Amended and Restated License Agreement dated January 25, 1999 (as hereby amended) between such parties (the "Agreement"). RadioShack is willing to authorize the contemplated sublicense from ITC to Chapters on the terms and conditions as specified below, which shall each be in addition to any of the terms and conditions of the Agreement. Any capitalized term used herein which is not otherwise defined shall have the meaning as set forth in the Agreement.

Sublicense Terms and Conditions
-------------------------------

1. ITC is hereby authorized to grant to Chapters a sublicense to use the RadioShack Marks as contemplated under the ITC/Chapters Agreement, the form and content of which has been approved by RadioShack. ITC agrees to use its best efforts to police Chapter's use of the RadioShack Marks consistent with its current obligations under the Agreement.

2. ITC shall have no rights of further sublicense to any party other than Chapters. ITC shall have no right to assign its interest under the ITC/Chapters Agreement, nor shall ITC permit Chapters to assign its rights under the ITC/Chapters Agreement, unless and until the prior written consent of RadioShack is obtained. RadioShack may withhold such consent, in either event, with or without cause in its sole discretion.

3. As contemplated under the ITC/Chapters Agreement, any time ITC and Chapters determine in the future to jointly make decisions regarding, among other things, the use of product tagging or labeling, graphical depictions, taglines, promotional materials, etc., which involve in any manner the use of a RadioShack Mark, ITC shall seek the prior written approval of RadioShack, unless it is clear to ITC under all of the relevant circumstances, that such proposed usage of any RadioShack Mark is in full accordance with RadioShack's then current Graphics Standards Manual and the Agreement. In the event ITC is required to obtain RadioShack's prior written approval, RadioShack will respond to ITC in a prompt manner, which in any event will not exceed three (3) business days after RadioShack's receipt of ITC's written request for such approval.

4. RadioShack shall have the right to audit such books and records of ITC from time to time upon reasonable request and prior notice, relating to (i) the performance of ITC under the ITC/Chapters Agreement with respect to ITC's obligations thereunder to prevent the

                                                                Exhibit 10(o)(v)


    shipment by ITC of any consumer electronics products (whether private label or nationally branded) from Canada into the United States, including in the District of Columbia, Puerto Rico and the U.S. Virgin Islands; (ii) the gross sales recorded by ITC as a result of the transactions contemplated under the ITC/Chapters Agreement; and (iii) the proper usage of the RadioShack Marks in ITC's advertising and packaging.

5. RadioShack may revoke ITC's right to sublicense the RadioShack Marks to Chapters at any time, with immediate effect and without any liability therefor in any manner whatsoever, upon the occurrence of the following:

    (i) RadioShack's discovery that consumer electronic product has been or is being shipped by ITC into the territories identified in 4(i) above in violation of the terms of the ITC/Chapters Agreement;

    (ii) RadioShack's discovery of any under-reporting by ITC of its gross sales generated under the ITC/Chapters Agreement; or

   (iii) ITC permits the persistence of an uncured breach, either by ITC or by Chapters, under the ITC/Chapters Agreement which directly or indirectly relates to or has an effect on any RadioShack Mark as determined in RadioShack's sole discretion, acting reasonably.

6.  Any breach by ITC of the terms and conditions of this Addendum A may, in
                                                          ----------
    RadioShack's sole discretion, be deemed to constitute a breach of the Agreement.

7. ITC agrees to further indemnify and hold harmless RadioShack and those other entities or persons identified in Section 26 of the Agreement, to the fullest extent provided in the indemnity provisions of Section 26 of the Agreement, for any breach by Chapters of any provisions of the ITC/Chapters Agreement.

8. To clarify the understanding and intentions of RadioShack and ITC, it is agreed that the gross sales generated by ITC under the ITC/Chapters Agreement shall be subject to the royalty payment contemplated in Section 5 of the Agreement.

This Addendum A is dated as of June 1, 2000.
     ----------


RADIOSHACK CORPORATION                  INTERTAN CANADA LTD.

By: /s/ Mark C. Hill                    By: /s/ James G. Gingerich
    ----------------                        ----------------------
Title: Senior Vice President,           Title: Vice President
       Corporate Secretary and
       General Counsel